Exhibit 10.14

FORM OF

VITACOST.COM, INC.

LOCK-UP AGREEMENT

Thomas Weisel Partners LLC

Robert W. Baird

JMP Securities LLC

c/o Thomas Weisel Partners LLC

One Montgomery Street, Suite 3700

San Francisco, CA 94104

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Vitacost.com, Inc., a Delaware corporation (the “Company”), and certain selling stockholders of the Company, providing for a public offering of the Common Stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge (except a pledge for the benefit of the Company pursuant to an agreement entered or to be entered into between the Company and the undersigned), grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Thomas Weisel Partners LLC waives, in writing, such extension.

The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 6(e) of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned (i) if an individual, may transfer any or all of the Securities either during his or her lifetime or upon death, by bona fide gift, will or intestacy, to his or her immediate family or to a trust or limited partnership the beneficiaries or members of which are exclusively the undersigned and/or a member or members of his or her immediate family, (ii) if a trust, may distribute any or all of the Securities to its beneficiaries, or (iii) if a corporation, partnership or a limited liability company, may distribute any or all of the Securities to its shareholders, partners or members; provided, however, that in the case of transfer under each of clauses (i), (ii) and (iii) it shall be a condition to such transfer or distribution that: (a) such transfer or distribution shall result in no dispensation of value; (b) such transfer or distribution shall not be required to be, or voluntarily, reported in a public filing or report or any other forum; (c) the transferee shall execute an agreement reasonably satisfactory to Thomas Weisel Partners LLC agreeing to take and hold the Securities subject to the terms of this Lock-up Agreement; and (d) there shall be no further transfer of such Securities except in accordance with this Lock-up Agreement. For purposes of this Lock-up Agreement, “immediate family” means relationships by blood, marriage or adoption, not more remote than first cousin. In addition, the foregoing paragraph shall not apply to (a) transactions relating to shares of Common Stock or other securities of the Company acquired in open market transactions after the Public Offering Date, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities of the Company acquired in such open market transactions and (b) the sale of the Shares to the Underwriters in connection with the public offering of the Shares.

The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with this Lock-Up Agreement.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. This Lock-Up Agreement shall lapse and become null and void (i) upon written notice from the Company to Thomas Weisel Partners LLC that the Company does not intend to proceed with the public offering or wishes to terminate the engagement of Thomas Weisel Partners LLC as an Underwriter of the public offering, (ii) if the Underwriting Agreement is not executed by the parties thereto prior to August 31, 2007 or (iii) the Public Offering Date shall not have occurred on or before August 31, 2007 provided that in the cases of (ii) and (iii), the Company may, by written notice to you prior to August 31, 2007, extend such date to October 31, 2007.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

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